UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):          February 28, 2012

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code:       (949) 480-8300

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 16, 2012, Acacia Research Corporation (the “Company”) reported preliminary results for the three months and year ended December 31, 2011. The income tax provision for the three months and year ended December 31, 2011 was preliminary and subject to completion and adjustment. As such, related net income (loss) and earnings (loss) per share for the three months and year ended December 31, 2011 were subject to adjustment resulting from finalization of the Company's year-end close procedures and the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2011.
The Company filed its Annual Report on Form 10-K for the year ended December 31, 2011 on February 29, 2012. The table below sets forth the preliminary results for the three months and year ended December 31, 2011, as reported in the Company's preliminary earnings announcement on February 16, 2012, compared to the final results for the three months and year ended December 31, 2011, as reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (in thousands, except share and per share information):

	Three Months Ended		Twelve Months Ended
	December 31, 2011		December 31, 2011
	Preliminary Earnings Release	Final Form 10-K	Preliminary Earnings Release	Final Form 10-K

Revenues	$20,795	$20,795	$172,256	$172,256
Operating costs and expenses:
Cost of revenues:
Inventor royalties	6,458	6,458	43,727	43,727
Contingent legal fees	5,547	5,547	40,281	40,281
Litigation and licensing expenses - patents	2,205	2,205	13,005	13,005
Amortization of patents	1,427	1,427	9,745	9,745
Verdict insurance proceeds	—	—	(12,451)	(12,451)
Verdict insurance proceeds related costs	—	—	7,661	7,661
Marketing, general and administrative expenses (including non-cash stock compensation expenses)	8,662	8,662	35,693	35,693
Research, consulting and other expenses - business development	1,445	1,445	4,338	4,338

Total operating costs and expenses	25,744	25,744	141,999	141,999

Operating income (loss)	(4,949)	(4,949)	30,257	30,257

Interest and investment income	18	18	96	96
Income (loss) from operations before (provision for) benefit from income taxes	(4,931)	(4,931)	30,353	30,353
(Provision for) benefit from income taxes	(2,439)	635	(10,075)	(8,708)
Net income (loss) including noncontrolling interests in operating subsidiaries	(7,370)	(4,296)	20,278	21,645
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	344	107	(302)	(539)
Net income (loss) attributable to Acacia Research Corporation	$(7,026)	$(4,189)	$19,976	$21,106

Net income (loss) per common share attributable to Acacia Research Corporation:
Basic income (loss) per share	$(0.17)	$(0.10)	$0.50	$0.53
Diluted income (loss) per share	$(0.17)	$(0.10)	$0.48	$0.51

Weighted-average shares:
Weighted-average number of shares outstanding, basic	41,418,470	41,418,470	39,743,433	39,743,433
Weighted-average number of shares outstanding, diluted	41,418,470	41,418,470	41,258,297	41,258,297

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a)    On February 28, 2012, management of the Company and the Audit Committee of the Board of Directors of the Company ("Audit Committee") determined (in connection with the Company's 2011 year-end closing procedures) that the Company's unaudited consolidated financial statements for the three and nine months ended September 30, 2011, as previously filed with the Securities and Exchange Commission (the “SEC”) in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the “Original 10-Q”), can no longer be relied on. This is due to the Company's use of certain net operating loss carry forwards related to the 2000 tax year, as reflected in the Company's 2001 tax return (prepared by external advisors) which the Company relied on in connection with the preparation of the third quarter 2011 tax provision reflected in the unaudited consolidated financial statements for the three and nine months ended September 30, 2011, which based on new information, were determined to be currently unsupported.
On February 28, 2012, the Audit Committee and management of the Company discussed the matters described above with Grant Thornton LLP, the Company's independent registered public accounting firm, and subsequently filed an amendment to the Original Form 10-Q (the “Amended 10-Q”) to file the restated unaudited consolidated financial statements for the three and nine months ended September 30, 2011. In addition, the Amended 10-Q includes amended disclosures in the section entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations” regarding noncash tax expense for the three and nine months ended September 30, 2011. The resulting offsetting adjustment was credited to additional paid-in capital, not taxes payable, and accordingly, does not reflect cash taxes payable.
The Company has taken steps to engage a third party consulting firm to assist the Company on a quarterly basis with the preparation and review of its interim and year-end tax provision calculations and to assist the Company in developing improved disclosure controls and procedures and internal control over financial reporting.
No financial statements prior to the financial statements for the quarterly period ended September 30, 2011 were affected by the issue described above. The effect on disclosures prior to the quarterly period ended September 30, 2011 was not material.
The Company's audited consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 29, 2012, reflect the adjustments described above and may be relied on.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: February 29, 2012	By:	/s/ Clayton J. Haynes
Name: Clayton J. Haynes
Title: Chief Financial Officer and Senior Vice
President of Finance